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                                                                    EXHIBIT 11.2
                         ATLANTIC PREMIUM BRANDS, LTD.

                       COMPUTATION OF EARNINGS PER SHARE



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


                                                              For the
                                                            Nine Months
                                                               Ended
                                                           September 30,
                                                               1997
                                                           -------------
NET INCOME                                                    $  589,913
                                                           =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                     6,922,107
                                                           =============
NET INCOME PER COMMON SHARE                                   $      .09
                                                           =============
COMPUTATION OF WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING:

 Shares outstanding as of December 31, 1996                    6,801,142

 Less: Treasury stock                                           (404,532)

 Impact of 976,964 shares issued through private
 placement, outstanding 75 out of 273 days                       271,596

 Impact of dilutive stock options as of September 30, 1997       253,901
                                                           -------------
                                                               6,922,107
                                                           =============
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